Research Frontiers Begins to Host Events at its New SPD-SmartGlass Design Center


WOODBURY, NY, March 2, 2009 - Research Frontiers Inc.
(Nasdaq: REFR), the developer and licensor of VaryFast
SPD-Smart light-control technology, has begun to host a series of events at its new SPD-SmartGlass Design Center. This center, which is also configured as an interactive and energy-efficient "smart" executive office and conference room, is located at the Company's corporate headquarters in Woodbury, New York.

The SPD-SmartGlass Design Center features leading-edge SPD-Smart windows of different sizes (some floor-to-ceiling) and framing materials. It has a multi-functional electronic controller system for manual, remote, and automatic smart glass switching, and includes a large enclosed area where private meetings and video presentations can be held.

SPD-SmartGlass can be darkly tinted to block virtually all light (99.5%) from entering a room or vehicle. Yet this same panel of glass can also be electrically tuned to instantly become significantly clearer than typical commercial building windows.
SPD-Smart technology is highly efficient   a room full of large
SPD-Smart windows can be operated in the fully-on state using only the pennies of electricity required to power a typical night-light. In the fully tinted state, no power at all is required.

SPD-Smart windows and other products are tunable, either manually or automatically to any level of light transmission between clear and dark. This is done instantly and uniformly
regardless of panel size   advantages that other smart window
technologies such as liquid crystals and electrochromics cannot offer. Because of their fast switching speed and infinite number of light transmission states, SPD-Smart products provide
"green" design solutions and are easily integrated into daylight harvesting systems and other sustainable, energy-saving building management systems to make homes and buildings more energy efficient. Buildings use approximately 40% of the energy, and more than 70% of the electricity, consumed in the United States and Europe.

Steve Abadi, Chairman and CEO of Innovative Glass Corp., a licensee of Research Frontiers, commented: "When Research Frontiers first approached us with the Design Center project, their schedule called for a three-week deadline from start of construction to completion. We ordered SPD-Smart light-control film from Hitachi Chemical Company, designed the framing system and electronic controllers, had the glass laminated, and completed the installation prior to the three week deadline. With Research Frontiers' support, the Design Center has also been an effective facility for Innovative Glass to use to meet with major architects and customers, as they can interact with this remarkable glass to appreciate fully its many benefits."

The news of the SPD-SmartGlass Design Center comes a few weeks after Innovative Glass Corp. announced the completion of the world's largest state-of-the-art SPD-SmartGlass commercial architecture project at Indiana University.

In addition to its use in architectural applications, SPD technology is also the only commercially available light-control technology known to have passed the stringent safety and durability tests required by the aviation industry. Today SPD-Smart window shades are flying in various aircraft including those used in general aviation (private and business aircraft), and are also beginning to be used in the transport category (commercial passenger aircraft). They have also appeared in glass for yachts and in armored and non-armored automotive glass applications.

The central features of the Design Center are the SPD-SmartGlass panels. Elegant and clean in look and function, these panels control light much more effectively and aesthetically than blinds or curtains. Tint levels are easily adjusted to user preferences, acoustics are improved, dust and germs are minimized, and a healthier work environment is achieved. Because there are no moving parts and the glass is cleaned just like any other window, maintenance is much easier than conventional shades, blinds or curtains. When the SPD-Smart windows are set to their clear state, daylight harvesting and one's connection to the outside environment are maximized. In the fully dark state, the SPD-SmartGlass creates a more private environment around the panels' soothing deep dark sapphire blue color that fosters a stimulating sense of comfort, creativity and productivity.

"The SPD-SmartGlass Design Center has been very well-received," commented Joseph M. Harary, Chief Executive Officer of Research Frontiers. "We wanted to create a convenient interactive environment where visitors can learn about and experience SPD-SmartGlass in ways that it is actually used. We have already hosted key architects for major projects, OEMs, glazing consultants, industry leaders, licensees and others. Visitors have been impressed with the optical quality and switching capability of the large SPD-SmartGlass panels. We have even had discussions with hospital developers considering the medical benefits of using SPD-Smart glass. Some of these benefits include promoting a clean, germ-free environment, providing privacy on demand, and bringing more daylighting into patient rooms and waiting areas."

Mr. Harary continued, "The Design Center has also allowed people to experience first-hand some of the benefits that cannot be fully appreciated except in person, such as how SPD-SmartGlass fosters a sense of relaxed attentiveness and creativity. Influential architects, designers and engineers have experienced a fuller appreciation of the power of SPD technology and the design possibilities that it offers, and the Design Center has already resulted in discussions about new ways in which people can use and interact with SPD-Smart glass."

Adjacent to the Design Center, an interactive exhibit is being designed to provide guests with a history of smart glass, and also to showcase early generations and state-of-the-art examples of SPD-Smart products. This interactive area will also contain other types of smart glass, such as those using liquid crystal and electrochromic technologies, allowing users to operate and experience first-hand the differences in performance characteristics of different types of smart glass.

Unlike liquid crystal and electrochromic smart glass technologies, which typically are offered as systems with two or just a limited number of light-control states, SPD-SmartGlass offers an infinite number of intermediate states to accommodate user preferences or the goals of building operators, and maximize energy savings from its daylight harvesting benefits.
It is the highest-performing smart glass technology in the world, and guests at the SPD-SmartGlass Design Center and Interactive Exhibit are now able to experience it for themselves.

To visit the SPD-SmartGlass Design Center, please contact
Research Frontiers at 516-364-1902, Design@SmartGlass.com, through the Research Frontiers web site at www.SmartGlass.com, or contact any one of Research
Frontiers' 35 licensees around the world.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include:
SPD-Smart windows, sunshades, skylights and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggle and motorcycle helmets, mirrors and flat panel displays for electronic products.

SPD-Smart film technology was awarded a "Best of What's
New Award" from Popular Science magazine for home technology, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 35 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-Smart , SPD-SmartGlass , SmartGlass ,
VaryFast , Speed Matters , VaryFast , Powered by SPD ,
SPD Clean Technology , SPD On-Board , Visit
SmartGlass.com - to change your view of the world  and The
View of the Future - Everywhere You Look  are trademarks of
Research Frontiers Inc.

For further information, media inquiries, or to arrange a visit to the SPD-Smart Design Center, please contact:



Research Frontiers Inc.

Michael R. LaPointe, Vice President - Marketing
Gregory M. Sottile, Ph.D., Director of Market Development
(516) 364-1902
Design@SmartGlass.com